Exhibit 99.1

Venus Concept Announces Fourth Quarter and Fiscal Year 2021 Financial Results; Introduces Fiscal Year 2022 Revenue Guidance

TORONTO, March 28, 2022 (PR Newswire) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and twelve months ended December 31, 2021.

Fourth Quarter 2021 Summary & Recent Highlights:

•	Total revenue of $32.6 million, up $6.8 million, or 26%, year-over-year.
•	U.S. revenue of $16.5 million, up $4.8 million, or 42%, year-over-year.
•	Total subscription and system revenue of $27.7 million, up $6.8 million, or 32% year-over-year.
•	Gross margin of 70.0%, up 5.3% year-over-year.
•	GAAP operating loss of $4.1 million, down $6.1 million, or 60%, year-over-year.
•	GAAP net loss attributable to stockholders of $4.3 million, down $10.4 million, or 70%, year-over-year.
•	Adjusted EBITDA loss of $2.5 million, compared to a loss of $2.3 million last year.
•
The Company had $30.9 million and $34.3 million of cash and cash equivalents as of December 31, 2021 and December 31, 2020, respectively, and total debt obligations of approximately $77.8 million and $79.6 million as of December 31, 2021 and December 31, 2020, respectively.

•	On January 18, 2022, the Company announced it had received 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) to market the Venus BlissMAX device in the United States.

Management Commentary:

“Fourth quarter revenue results reflect robust global demand from customers and strong execution of our focused commercial strategy,” said Domenic Serafino, Chief Executive Officer of Venus Concept. “We delivered Q4 total revenue growth of 26% year-over-year driven primarily by strong adoption of Venus Bliss and a record quarter for system adoption in our hair restoration franchise which combined to drive a 32% increase year-over-year in total systems and subscription revenue. Q4 revenue increased 42% year-over-year in the U.S. and 14% year-over-year in international markets. Sales to international customers increased 39% on a quarter-over-quarter basis, despite continued global supply disruptions related to COVID-19 which resulted in a backlog for customer purchase orders received of approximately $1.0 million, nearly all of which was fulfilled in the first quarter.”

Mr. Serafino continued: “Our confidence in the long-term outlook for Venus Concept remains high. Our 2022 revenue guidance calls for growth of 20% to 23% year-over-year and we expect to drive continued improvements in our operating leverage, with the goal of generating positive cash flow in the fourth quarter of 2022. Our 2022 growth expectations reflect continued strong system adoption and utilization in our body and hair restoration franchises, specifically, our highly differentiated and recently FDA 510(k) cleared Venus BlissMAX and our ARTAS iX Robotic Hair Restoration systems. We are also very excited about the prospects for our non-surgical robotic technology platform, Aime, which we believe has the potential to disrupt the skin tightening and directional lifting market, beginning later this year.  We are targeting an FDA 510(k) submission for a general indication for tissue excision and skin resurfacing by March 31, 2022 and look forward to a limited release of Aime in the fourth quarter of 2022. Importantly, we started enrollment in an IDE clinical study evaluating the safety and efficacy of using Aime for the treatment of moderate to severe facial wrinkles. This study will support our FDA 510(k) submission for a specific clinical indication for treatment of wrinkles on the cheeks which will further expand our annual addressable market opportunity and enhance our long-term growth profile.”

Fourth Quarter and Fiscal Year 2021 Revenue by Region and by Product Type:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Revenues by region:
United States	$16,495	$11,649	$53,520	$33,987
International	16,139	14,181	52,102	44,027
Total revenue	$32,634	$25,830	$105,622	$78,014

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Revenues by product:
Subscription—Systems	$11,135	$9,719	$45,094	$33,428
Products—Systems	16,580	11,199	43,106	28,957
Products—Other (1)	3,901	3,722	13,230	10,858
Services (2)	1,018	1,190	4,192	4,771
Total revenue	$32,634	$25,830	$105,622	$78,014

(1)	Products-Other include ARTAS procedure kits and other consumables.
(2)	Services include VeroGrafters technician services and extended warranty sales.

Fourth Quarter 2021 Financial Results:

	Three Months Ended December 31,
	2021		2020		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$11,135	34.1	$9,719	37.6	$1,416	14.6
Products—Systems	16,580	50.8	11,199	43.4	5,381	48.0
Products—Other	3,901	12.0	3,722	14.4	179	4.8
Services	1,018	3.1	1,190	4.6	(172)	(14.5)
Total	$32,634	100.0	$25,830	100.0	$6,804	26.3

Total revenue for the fourth quarter of 2021 increased $6.8 million, or 26%, to $32.6 million, compared to the fourth quarter of 2020. The increase in total revenue, by region, was driven by a 42% increase year-over-year in United States revenue and a 14% year-over-year increase in international revenue. The increase in total revenue, by product category, was driven by a 48% increase in systems revenue, a 15% increase in lease revenue and a 5% increase in products revenue, offset partially by a 14% decrease in services revenue. The percentage of total systems revenue derived from our subscription model was approximately 40% this quarter, compared to approximately 46% for the fourth quarter of 2020.

Gross profit for the fourth quarter of 2021 increased $6.1 million, or 37%, to $22.8 million compared to the fourth quarter of 2020. Gross margin was 70.0%, compared to 64.7% of revenue for the fourth quarter of 2020. The increase in gross margin was primarily driven by higher sales of Venus consumables and improved revenue mix of system sales sold under our subscription program, primarily tracing to Venus Bliss.

Operating expenses for the fourth quarter of 2021 were $26.9 million, compared to $26.9 million for the fourth quarter of 2020. The change in total operating expenses was driven by an increase of $3.3 million, or 45%, in sales and marketing expenses and an increase of $0.5 million, or 32%, in R&D expenses, partially offset by a decrease of $3.9 million, or 22%, in general and administrative expenses.

Operating loss for the fourth quarter of 2021 decreased $6.1 million, or 60%, year-over-year to $4.1 million.

Net loss attributable to stockholders for the fourth quarter of 2021 decreased $10.4 million, or 70% year-over-year, to $4.3 million, or $0.08 per share. Adjusted EBITDA loss for the fourth quarter of 2021 increased $0.2 million, or 9% year-over-year, to $2.5 million.

Fiscal Year 2021 Financial Results:

	Twelve Months Ended December 31,
	2021		2020		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$45,094	42.7	$33,428	42.8	$11,666	34.9
Products—Systems	43,106	40.8	28,957	37.1	14,149	48.9
Products—Other	13,230	12.5	10,858	13.9	2,372	21.8
Services	4,192	4.0	4,771	6.2	(579)	(12.1)
Total	$105,622	100.0	$78,014	100.0	$27,608	35.4

Total revenue for the twelve months ended December 31, 2021 increased $27.6 million, or 35%, to $105.6 million. The increase in total revenue, by region, was driven by a 57% increase in United States revenue and a 18% increase in international revenue. The increase in total revenue was driven by a 49% increase in systems revenue, a 35% increase in lease revenue and a 22% increase in products revenue, offset partially by a 12% decrease in services revenue. The percentage of total systems revenue derived from our subscription model was approximately 51%, compared to approximately 54% for the twelve months ended December 31, 2020.

Net loss attributable to stockholders for the twelve months ended December 31, 2021 decreased $62.3 million, or 73%, to $23.0 million, or $0.42 per share. Adjusted EBITDA loss for the twelve months ended December 31, 2021 decreased $9.5 million, or 47%, to $10.6 million.

Fiscal Year 2022 Revenue Guidance:

The Company expects total revenue for the twelve months ending December 31, 2022 in the range of $126 million to $130 million, representing an increase of approximately 20% to 23%, year-over-year, compared to total revenue of $105.6 million for the twelve months ended December 31, 2021.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on March 28, 2022 to discuss the results of the quarter and fiscal year with a question and answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13726732. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-407-2991 (201-389-0925 for international callers); access code 13726732. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 18 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems include NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com

Venus Concept Inc.
Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,876	$34,297
Restricted cash	-	83
Accounts receivable, net of allowance of $11,997 and $18,490 as of December 31, 2021, and December 31, 2020	46,918	52,764
Inventories	20,543	17,759
Prepaid expenses	2,737	2,240
Advances to suppliers	2,162	2,587
Other current assets	3,758	5,674
Total current assets	106,994	115,404
LONG-TERM ASSETS:
Long-term receivables	27,710	21,148
Deferred tax assets	284	884
Severance pay funds	817	685
Property and equipment, net	2,669	3,539
Intangible assets	15,393	18,865
Total long-term assets	46,873	45,121
TOTAL ASSETS	$153,867	$160,525
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$4,913	$6,322
Accrued expenses and other current liabilities	19,512	20,253
Taxes payable	294	1,132
Unearned interest income	2,678	1,950
Warranty accrual	1,245	1,106
Deferred revenues	2030	1,752
Current portion of government assistance loans	543	—
Total current liabilities	31,215	32,515
LONG-TERM LIABILITIES:
Long-term debt	77,325	75,491
Government assistance loans	-	4,110
Taxes payable	563	478
Accrued severance pay	911	755
Deferred tax liabilities	46	811
Unearned interest income	1,355	1,778
Warranty accrual	508	533
Other long-term liabilities	348	293
Total long-term liabilities	81,056	84,249
TOTAL LIABILITIES	112,271	116,764
Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of December 31, 2021 and 2020; 63,982,580 and 53,551,126 issued and outstanding as of December 31, 2021 and 2020, respectively	27	26
Additional paid-in capital	221,321	201,598
Accumulated deficit	(180,405)	(157,392)
TOTAL STOCKHOLDERS’ EQUITY	40,943	44,232
Non-controlling interests	653	(471)
	41,596	43,761
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$153,867	$160,525

Venus Concept Inc.
Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
Revenue
Leases	$11,136	$9,719	$45,094	$33,428
Products and services	21,498	16,111	60,528	44,586
	32,634	25,830	105,622	78,014
Cost of goods sold
Leases	3,015	2,603	10,459	7,899
Products and services	6,782	6,516	21,069	18,724
	9,797	9,119	31,528	26,623
Gross profit	22,837	16,711	74,094	51,391
Operating expenses:
Selling and marketing	10,695	7,390	37,438	26,203
General and administrative	13,957	17,825	45,940	57,882
Research and development	2,253	1,711	8,258	7,754
Goodwill impairment	—	—	—	27,450
Gain on forgiveness of government assistance loans	—	—	(2,775)	—
Total operating expenses	26,905	26,926	88,861	119,289
Loss from operations	(4,068)	(10,215)	(14,767)	(67,898)
Other expenses:
Foreign exchange loss (gain)	70	(4,277)	2,559	(68)
Finance expenses	909	1,821	4,955	8,343
Loss on debt extinguishment	—	2,938	—	2,938
Loss on disposal of subsidiaries	379	2,141	567	2,526
Loss before income taxes	(5,426)	(12,838)	(22,848)	(81,637)
Income tax (benefit) expense	(1,316)	2,191	(707)	1,181
Net loss	(4,110)	(15,029)	(22,141)	(82,818)
Deemed dividend	—	—	—	3,564
Loss attributable to stockholders of the Company	(4,333)	(14,685)	(23,013)	(85,270)
Income (loss) attributable to non-controlling interest	223	(344)	872	(1,112)

Net loss per share:
Basic	$(0.08)	$(0.34)	$(0.42)	$(2.33)
Diluted	$(0.08)	$(0.34)	$(0.42)	$(2.33)
Weighted-average number of shares used in per share calculation:
Basic	55,867	42,802	54,466	36,626
Diluted	55,867	42,802	54,466	36,626

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange loss (gain), financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net loss to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of net loss to Adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(4,110)	$(15,029)	$(22,141)	$(82,818)
Foreign exchange loss (gain)	70	(4,277)	2,559	(68)
Finance expense	909	1,821	4,955	8,343
Loss on debt extinguishment	—	2,938	—	2,938
Loss on disposal of subsidiaries	379	2,141	567	2,526
Income tax (benefit)/expense	(1,316)	2,191	(707)	1,181
Depreciation and amortization	1,099	1,109	4,854	4,804
Stock-based compensation expense	466	535	2,068	2,138
Goodwill impairment charge	—	—	—	27,450
Gain on forgiveness of government assistance loans	—	—	(2,775)	—
COVID-19 related bad debts	—	5,430	—	11,088
Other adjustments (1)	—	845	—	2,280
Adjusted EBITDA	$(2,503)	$(2,296)	$(10,620)	$(20,138)

(1)
For the three and twelve months ended December 31, 2020, the other adjustments are represented by severance and retention payments ($0.5 million and $1.9 million, respectively) and litigation settlement expenses ($0.3 million).